Exhibit 99 - ZURN RETIREMENT SAVINGS PLAN


                         ZURN RETIREMENT SAVINGS PLAN

                  Amended and Restated as of January 1, 1996










































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                         ZURN RETIREMENT SAVINGS PLAN


The Zurn Retirement Savings Plan (the "Plan"), as herein set forth, is an amendment and restatement as of January 1, 1996 of the Plan effective March 1, 1991.

This amendment and restatement of the Plan shall constitute an amendment, restatement and continuation of the Plan. Although this amendment and restatement is generally effective January 1, 1996, certain provisions of this amendment and restatement are effective as of some other date. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan in effect on the date of the event.

The rights of any person who terminated employment or who retired on or before the effective date of any particular provision of the Plan, including his eligibility for benefits, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant; provided, however, that the time and form in which benefits, if any, will be paid, shall be determined under the terms of the Plan as in effect on the date benefits commence.

The Plan is intended to comply with the provisions of the Employee Retirement Income Security Act of 1974, and to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, and under any rulings or regulations pursuant thereto adopted by the Department of Labor and/or the Department of the Treasury.
























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                         ZURN RETIREMENT SAVINGS PLAN

                               TABLE OF CONTENTS

                                                                  PAGE
Article 1.  Definitions
         1.01     Accounts . . . . . . . . . . . . . . . . . . .    1
         1.02     Actual Deferral Percentage . . . . . . . . . .    1
         1.03     Adjustment Factor. . . . . . . . . . . . . . .    1
         1.04     Affiliated Employer. . . . . . . . . . . . . .    1
         1.05     Alternate Payee. . . . . . . . . . . . . . . .    1
         1.06     Annuity Starting Date. . . . . . . . . . . . .    1
         1.07     Beneficiary. . . . . . . . . . . . . . . . . .    2
         1.08     Board of Directors . . . . . . . . . . . . . .    2
         1.09     Code . . . . . . . . . . . . . . . . . . . . .    2
         1.10     Common Stock . . . . . . . . . . . . . . . . .    2
         1.11     Company. . . . . . . . . . . . . . . . . . . .    2
         1.12     Compensation . . . . . . . . . . . . . . . . .    2
         1.13     Contribution Limit . . . . . . . . . . . . . .    3
         1.14     Covered Employee . . . . . . . . . . . . . . .    3
         1.15     Deferred Account . . . . . . . . . . . . . . .    3
         1.16     Deferred Cash Contributions. . . . . . . . . .    3
         1.17     Earnings . . . . . . . . . . . . . . . . . . .    3
         1.18     Employee . . . . . . . . . . . . . . . . . . .    3
         1.19     Employer . . . . . . . . . . . . . . . . . . .    3
         1.20     Enrollment Date. . . . . . . . . . . . . . . .    3
         1.21     ERISA. . . . . . . . . . . . . . . . . . . . .    4
         1.22     Fiduciary. . . . . . . . . . . . . . . . . . .    4
         1.23     Fund or Investment Fund. . . . . . . . . . . .    4
         1.24     Highly Compensated Employee. . . . . . . . . .    4
         1.25     Hour of Service. . . . . . . . . . . . . . . .    5
         1.26     Hypothetical Tax Deduction . . . . . . . . . .    5
         1.27     International Work Assignment Agreement. . . .    6
         1.28     Leased Employee. . . . . . . . . . . . . . . .    6
         1.29     Member   . . . . . . . . . . . . . . . . . . .    6
         1.30     Normal Retirement Age. . . . . . . . . . . . .    6
         1.31     Pension Committee. . . . . . . . . . . . . . .    6
         1.32     Plan     . . . . . . . . . . . . . . . . . . .    6
         1.33     Plan Year. . . . . . . . . . . . . . . . . . .    6
         1.34     Rollover Account . . . . . . . . . . . . . . .    6
         1.35     Rollover Contributions . . . . . . . . . . . .    6
         1.36     Spousal Consent. . . . . . . . . . . . . . . .    6
         1.37     Statutory Compensation . . . . . . . . . . . .    7
         1.38     Trustee. . . . . . . . . . . . . . . . . . . .    7
         1.39     Valuation Date . . . . . . . . . . . . . . . .    7
         1.40     Vested Portion . . . . . . . . . . . . . . . .    7
         1.41     Year of Eligibility Service. . . . . . . . . .    7
         1.42     Zurn Stock Fund. . . . . . . . . . . . . . . .    7





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                               TABLE OF CONTENTS


                                                                  PAGE
Article 2.  Eligibility and Membership
         2.01     Eligibility. . . . . . . . . . . . . . . . . .    8
         2.02     Membership . . . . . . . . . . . . . . . . . .    8
         2.03     Transferred Members. . . . . . . . . . . . . .    8
         2.04     Termination of Membership. . . . . . . . . . .    8

Article 3.  Contributions
         3.01     Deferred Cash Contributions. . . . . . . . . .    8
         3.02     Rollover Contributions . . . . . . . . . . . .   11
         3.03     Change in Contributions. . . . . . . . . . . .   11
         3.04     Suspension of Contributions. . . . . . . . . .   11
         3.05     Limitations Affecting Highly
                     Compensated Employees . . . . . . . . . . .   12
         3.06     Maximum Annual Additions . . . . . . . . . . .   13
         3.07     Return of Contributions. . . . . . . . . . . .   15

Article 4.  Investment of Contributions and Accounts; Valuation
         4.01     Investment Funds . . . . . . . . . . . . . . .   16
         4.02     Investment of Members' Accounts. . . . . . . .   16
         4.03     Responsibility for Investments . . . . . . . .   16
         4.04     Change of Election . . . . . . . . . . . . . .   17
         4.05     Reallocation of Accounts Among the Funds . . .   17
         4.06     Limitation Imposed by Contract . . . . . . . .   17
         4.07     Valuation of the Investment Funds. . . . . . .   17
         4.08     Discretionary Power of the Pension Committee .   17
         4.09     Statement of Accounts. . . . . . . . . . . . .   18

Article 5.  Zurn Stock Fund
         5.01     Establishment of Zurn Stock Fund . . . . . . .   18
         5.02     Restrictions on Transfer and Withdrawal of
                  Amounts Invested in Zurn Stock Fund. . . . . .   18
         5.03     Voting on Common Stock . . . . . . . . . . . .   19

Article 6.  Vested Portion of Accounts
         6.01     Deferred Account and Rollover Account. . . . .   20

Article 7.  Withdrawals While Still Employed
         7.01     Withdrawal of Rollover Contributions . . . . .   20
         7.02     Withdrawal After Age 59-1/2. . . . . . . . . .   20
         7.03     Hardship Withdrawal. . . . . . . . . . . . . .   20
         7.04     Procedures and Restrictions. . . . . . . . . .   22

Article 8.  Loans to Members
         8.01     Amount Available . . . . . . . . . . . . . . .   22
         8.02     Terms. . . . . . . . . . . . . . . . . . . . .   23




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                               TABLE OF CONTENTS


                                                                  PAGE
Article 9.  Distribution of Accounts Upon Termination of Employment
         9.01     Eligibility. . . . . . . . . . . . . . . . . .   24
         9.02     Form of Distribution . . . . . . . . . . . . .   24
         9.03     Date of Payment of Distribution. . . . . . . .   25
         9.04     Required Distributions . . . . . . . . . . . .   27
         9.05     Distributions Under a Qualified Domestic
                  Relations Order. . . . . . . . . . . . . . . .   27
         9.06     Status of Accounts Pending Distribution. . . .   28
         9.07     Proof of Death and Right of Beneficiary
                     or Other Person . . . . . . . . . . . . . .   28
         9.08     Distribution Limitation. . . . . . . . . . . .   28

Article 10.  Administration of Plan
         10.01    Appointment of Pension Committee . . . . . . .   28
         10.02    Powers of Pension Committee. . . . . . . . . .   29
         10.03    Individual Accounts. . . . . . . . . . . . . .   30
         10.04    Meetings . . . . . . . . . . . . . . . . . . .   30
         10.05    Action of Majority . . . . . . . . . . . . . .   30
         10.06    Compensation and Bonding . . . . . . . . . . .   31
         10.07    Prudent Conduct. . . . . . . . . . . . . . . .   31
         10.08    Service in More Than One Fiduciary Capacity. .   31
         10.09    Limitation of Liability. . . . . . . . . . . .   31
         10.10    Indemnification. . . . . . . . . . . . . . . .   31
         10.11    Delegation of Fiduciary Responsibility . . . .   32

Article 11.  Management of Funds
         11.01    Trust Agreement. . . . . . . . . . . . . . . .   32
         11.02    Exclusive Benefit Rule . . . . . . . . . . . .   32
         11.03    Appointment of Investment Manager. . . . . . .   32
         11.04    Expenses of Plan . . . . . . . . . . . . . . .   33

Article 12.  General Provisions
         12.01    Nonalienation. . . . . . . . . . . . . . . . .   33
         12.02    Conditions of Employment Not Affected by Plan.   33
         12.03    Facility of Payment. . . . . . . . . . . . . .   33
         12.04    Information. . . . . . . . . . . . . . . . . .   34
         12.05    Construction . . . . . . . . . . . . . . . . .   34
         12.06    Benefit Claim Appeals. . . . . . . . . . . . .   34
         12.07    Severability . . . . . . . . . . . . . . . . .   35
         12.08    Employer Records . . . . . . . . . . . . . . .   35
         12.09    Application of Plan Provisions . . . . . . . .   35








                               TABLE OF CONTENTS


                                                                  PAGE
Article 13.  Amendment, Merger and Termination
         13.01    Amendment of Plan. . . . . . . . . . . . . . .   35
         13.02    Merger, Consolidation or Transfer. . . . . . .   36
         13.03    Additional Participating Employer. . . . . . .   36
         13.04    Termination of Plan. . . . . . . . . . . . . .   37
         13.05    Distribution of Accounts Upon a Sale of Assets   37
         13.06    Distribution of Accounts Upon a Sale of
                  a Subsidiary . . . . . . . . . . . . . . . . .   37

Article 14.  Top-Heavy Provisions
         14.01    Top-Heaviness Defined. . . . . . . . . . . . .   38
         14.02    Employer Contributions . . . . . . . . . . . .   40





































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                         ZURN RETIREMENT SAVINGS PLAN

                 As Amended and Restated as of January 1, 1996

Article 1.  Definitions

1.01 "Accounts" means accounts held under the Plan for a Member, consisting of, to the extent applicable, his Deferred Account and Rollover Account.

1.02 "Actual Deferral Percentage" means, with respect to a specified group of Employees who during a given Plan Year were Covered Employees, the average of the ratios, calculated separately for each Covered Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section 3.01 for that Plan Year (whether or not such Contributions are returned to the Member pursuant to Section 3.01(c)), to (b) the Covered Employee's Statutory Compensation for that Plan Year (Statutory Compensation shall only be counted if received during the period a Covered Employee is a Member or is eligible to become a Member). The Actual Deferral Percentage for each group and the ratio determined for each Covered Employee in the group shall be calculated to the nearest one-hundredth of one percent.

1.03 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code and applied to such items and in such manner as the Secretary shall provide.

1.04 "Affiliated Employer" means any company not participating in the Plan which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of
        Section 3.06, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.05 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Member who is recognized by a qualified domestic relations order (within the meaning of Section 414(p) of the Code) as having a right to receive all, or a portion of, the Member's Accounts under the Plan.

1.06 "Annuity Starting Date" means the first day on which all events have occurred which entitle a Member to a distribution under Article 9 hereof.


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1.07    "Beneficiary" means any person, persons or entity named by a Member by written designation filed with the Pension Committee to receive benefits payable in the event of the Member's death; provided, however, if the Member is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Pension Committee which designation shall not be effective without Spousal Consent. If no such designation is in effect at the time of death of the Member, or if no person, persons or entity so designated shall survive the Member, the Member's surviving spouse, if any, shall be deemed to be the Beneficiary; otherwise, the Beneficiary shall be the estate of the Member.

1.08    "Board of Directors" means the Board of Directors of the Company.

1.09 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.10 "Common Stock" means the Common Stock, $0.50 par value, of the Company which are qualifying employer securities within the meaning of Section 407(d)(5) of ERISA.

1.11 "Company" means Zurn Industries, Inc. or any successor by merger, purchase or otherwise.

1.12 "Compensation" means the basic cash remuneration paid by an Employer to an Employee for services rendered to the Employer, determined prior to any Hypothetical Tax Deduction or any reduction pursuant to
        Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code. Compensation shall include overtime pay, vacation pay, severance pay, sick pay (paid through payroll) and sales commissions, and shall exclude bonuses, incentive pay and all other forms of special pay. In no event shall the amount of Compensation taken into account under the Plan for any Plan Year exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after the Plan's effective date of April 1, 1991 and prior to January 1, 1994, $200,000 as adjusted for such year in the same manner as under Section 415(d) of the Code and, for each Plan Year beginning on and after January 1, 1994, $150,000 as adjusted for such year as provided under Section 401(a)(17)(B) of the Code. In applying this limitation, the family group of a Highly Compensated Employee who is subject to the family member aggregation rules of Section 414(q)(6) of the Code because such Member is either a 5% owner of the Employer or one of the top 10 Highly Compensated Employees on the basis of Statutory Compensation, shall be treated as a single Member. For this purpose, family members shall include the Member, the Member's spouse and any lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual limitation is exceeded, then the limitation shall be prorated


                                     -20-                                  -2-
        among the affected family members in proportion to each such family member's Compensation as determined prior to the application of the adjusted annual limitation.

1.13 "Contribution Limit" means the maximum amount, established by the Pension Committee pursuant to Section 3.05(a), of Deferred Cash Contributions that Employers may contribute to the Plan with respect to any calendar year on behalf of some or all Members who are Highly Compensated Employees.

1.14 "Covered Employee" means any Employee of an Employer who is classified as an hourly or salaried Employee by the Employer and who receives stated compensation other than a pension, retainer or fee under contract; provided, however, that the following classes of individuals shall not be considered Covered Employees hereunder:
              (a) any person who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his membership in the Plan;
              (b)    any nonresident alien as defined in the Code;
              (c) any leased employee including any such individual who is a Leased Employee;
              (d) factory Employees of the Wilkins Regulator division of the Company; and
              (e)    Employees of Affiliated Employers.

1.15 "Deferred Account" means the account into which shall be credited the Deferred Cash Contributions made on a Member's behalf and earnings on those contributions.

1.16 "Deferred Cash Contributions" means all amounts contributed pursuant to Section 3.01 of the Plan.

1.17 "Earnings" means the amount of earnings to be returned with any excess deferrals under Section 3.01 or excess contributions under
        Section 3.05 as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 401(k) or 402(g) of the Code.

1.18    "Employee" means a person employed by the Employer or an Affiliated
        Employer.

1.19 "Employer" means the Company and all majority-owned subsidiaries of the Company incorporated under the laws of the United States, or any political subdivision thereof, which are not Affiliated Employers with respect to their Employees, or any successor by merger, purchase or otherwise, with respect to their Employees; or any other entity participating in the Plan as provided in Section 13.03(a) with respect to its Employees.

1.20 "Enrollment Date" means, with respect to any Covered Employee who had not satisfied the eligibility requirements of Section 2.01 hereof prior to October 1, 1993, the first day of the month coincident with

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        or next following the date the Covered Employee satisfies the age and service requirements of Section 2.01 and the first day of any month thereafter.

1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.22    "Fiduciary" means any person who:
              (a) exercises any discretionary authority or discretionary control respecting management of the Plan or the trust fund or exercises any authority or control respecting management or disposition of assets of the trust fund;
              (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any part of the trust fund, or has any authority or responsibility to do so; or
              (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the trust fund.
              Except as otherwise provided, the Pension Committee and the Trustee shall be named Fiduciaries under ERISA. Notwithstanding the foregoing, Members, Employees, Alternate Payees and Beneficiaries with Accounts under the Plan shall be considered Named Fiduciaries solely to the extent of those fiduciary duties and responsibilities which are directly related to the exercise of voting and tender offer rights with respect to Plan interests invested in the Zurn Stock Fund (and not to other aspects of Plan operation and/or administration).

1.23 "Fund" or "Investment Fund" means the separate funds in which contributions to the Plan are invested in accordance with Article 4 and, as applicable, Article 5.

1.24 "Highly Compensated Employee" means any Employee who satisfies one or more of the following criteria:
              (a) During that Plan Year (the "determination year") or the preceding Plan Year (the "lookback year") the employee:
                     (i)   was at any time a 5% owner of the Employer;
                     (ii) received Statutory Compensation in excess of $75,000 multiplied by the Adjustment Factor;
                     (iii) received Statutory Compensation in excess of
                           $50,000 multiplied by the Adjustment Factor and was a member of the Top Paid Group; or
                     (iv) was at any time an officer of the Employer or an Affiliated Employer and received Statutory Compensation greater than 50% of the dollar limitation on maximum benefits under Section 415(b)(1)(A) of the Code for such Plan Year.
              (b) The Statutory Compensation paid to any family member (spouse, lineal ascendant or descendant, and their spouses) of a 5% owner or one of the top 10 Highly Compensated Employees on the basis of Statutory

                                     -22-                                  -4-
                     Compensation, shall be aggregated with the Statutory
                     Compensation of such Employee for purposes of this
                     definition.
              (c)    Notwithstanding the foregoing, an Employee who meets the
                     criteria under (ii), (iii) or (iv) of (a) above for the
                     current Plan Year, but not for the preceding Plan Year,
                     will not be considered a Highly Compensated Employee for
                     the current Plan Year unless the Employee is one of the
                     100 highest paid Employees of the Employer or an
                     Affiliated Employer and for purposes of (iv) of (a)
                     above, no more than 50 Employees (or, if lesser, the
                     greater of 3 or 10% of Employees) shall be treated as
                     officers.
              (d)    Notwithstanding the foregoing, Employees who are
                     nonresident aliens and who receive no earned income from
                     the Employer or an Affiliated Employer which constitutes
                     income from sources within the United States shall be
                     disregarded for all purposes of this Section.
              (e)    Top Paid Group means all active Employees of the
                     Employer or an Affiliated Employer who, as of a given
                     year, are in the top twenty percent (20%) of the work
                     force of the Employer and all Affiliated Employers on
                     the basis of Statutory Compensation for such year,
                     excluding the following:
                     (i)   Employees who have not completed six (6) months of
                           service by the end of such year;
                     (ii)  Employees who work less than seventeen and one-
                           half (17-1/2) hours per week for such year;
                     (iii) Employees who normally do not work more than six
                           (6) months in a year;
                     (iv)  Employees under age twenty-one (21) at the end of
                           such year; and
                     (v)   non-resident aliens.
              (f)    To the extent permitted under regulations or other
                     guidance issued by the Internal Revenue Service, the
                     Pension Committee may elect to determine the status of
                     Highly Compensated Employees on a basis other than that
                     provided above.
              (g)    The provisions of this Section shall be further subject
                     to such additional requirements as shall be described in
                     Section 414(q) of the Code and its applicable
                     regulations, which shall override any aspects of this
                     Section inconsistent therewith.

1.25 "Hour of Service" means each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer.

1.26 "Hypothetical Tax Deduction" means the amount by which an Employee's Statutory Compensation paid by the Employer is reduced for taxes pursuant to an International Work Assignment Agreement.


                                     -23-                                  -5-
1.27    "International Work Assignment Agreement" means an agreement between the Employee and the Employer or Affiliated Employer made in connection with the Employee having a work assignment outside the
        United States, or a territory or possession that imposes tax on
        Statutory Compensation pursuant to the Code, which provides for the payment to, or on behalf of, the Employee by the Employer or
        Affiliated Employer of the Employee's United States and foreign income tax liabilities.

1.28 "Leased Employee" means any person (other than an Employee of the Employer or an Affiliated Employer) who pursuant to an agreement between the recipient and a leasing organization performs services for the Employer or Affiliated Employer and related person as defined in Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year, which services are of a type historically performed by employees in the business field of the Employer or Affiliated Employer. Contributions or benefits provided to a Leased Employee by the leasing organization that are attributable to services performed for the Employer or Affiliated Employer shall be treated as provided by the Employer or Affiliated Employer.

1.29 "Member" means any Employee included in the membership of the Plan as provided in Article 2 and shall include former Employees to the extent provided under Section 2.04.

1.30 "Normal Retirement Age" means the later of a Member's age 65 or the fifth anniversary of the date he is first eligible to enter the Plan.

1.31 "Pension Committee" means the persons named to administer and supervise the Plan as provided in Article 10.

1.32 "Plan" means the Zurn Retirement Savings Plan as set forth in this document as the same may be amended from time to time. For purposes of Sections 401(a)(27) and 401(k) of the Code and Section 407(d)(3) of ERISA, the Plan is a profit sharing plan.

1.33    "Plan Year" means the 12-month period beginning on any January 1.

1.34 "Rollover Account" means the account into which shall be credited Rollover Contributions and earnings on those contributions.

1.35    "Rollover Contributions" means all amounts contributed pursuant to
        Section 3.02 of the Plan.

1.36 "Spousal Consent" means a written consent given by a Member's spouse to a Member's designation of a specified Beneficiary or Beneficiaries (including the designation of any class of Beneficiaries or any contingent Beneficiaries). Any Spousal Consent shall be effective only with respect to such spouse. Such consent shall be duly witnessed by a Plan representative or a notary public and shall acknowledge the effect on the spouse of the Member's election. The

                                     -24-                                  -6-
        Member may revoke an election any number of times without Spousal
        Consent at any time before the Annuity Starting Date.  Any new election will require a new Spousal Consent.  The requirement for
        Spousal Consent may be waived by the Pension Committee if it is established that there is no spouse, the spouse cannot be located, the Member has a court order evidencing a legal separation from or abandonment by the spouse, or for such other circumstances as shall be prescribed by applicable law.

1.37 "Statutory Compensation" means the wages, salaries, and other amounts paid by an Employer or Affiliated Employer in respect of an Employee for services actually rendered to an Employer or an Affiliated Employer, for which the Employer or Affiliated Employer is required to furnish a written statement under Sections 6041(d) and 6051(a)(3) of the Code. Statutory Compensation shall include Deferred Cash Contributions and amounts contributed on a Member's behalf on a salary reduction basis to a cafeteria plan as described in Section 125 of the Code. Statutory Compensation for Plan purposes in any given year shall not exceed the adjusted annual limitation in effect for such year (as set forth in Section 1.12), provided that such limitation shall not be applied in determining the top 10 Highly Compensated Employees subject to family aggregation under the Plan, the status of an Employee as a Highly Compensated Employee under
        Section 1.24 and for purposes of the maximum limitations under
        Section 3.06.

1.38 "Trustee" means the trustee or trustees by whom the funds of the Plan are held as provided in Article 11.

1.39 "Valuation Date" means the last business day of each Plan Year and, where appropriate given the context, the last business day preceding the date of a Member's withdrawal, distribution, loan or other event requiring a valuation of a Member's Accounts. Subject to the provisions of Section 4.08, the fair market value of Investment Funds on any Valuation Date shall be determined as of the close of trading on said Valuation Date.

1.40 "Vested Portion" means the portion of the Accounts in which the Member has a nonforfeitable interest as provided in Article 6.


1.41 "Year of Eligibility Service" means, with respect to any Employee, the 12-month period of employment with the Employer or an Affiliated Employer, whether or not as a Covered Employee, beginning on the date he first completes an Hour of Service.

1.42    "Zurn Stock Fund" means the Investment Fund described in
        Section 5.01.





                                     -25-                                  -7-
Article 2.  Eligibility and Membership

2.01    Eligibility
        Each Covered Employee shall be eligible to become a Member on any Enrollment Date coinciding with or immediately following the date he completes the required Year of Eligibility Service or his 21st birthday, whichever is later. Any person reemployed by the Employer who was previously a Member or who was previously eligible to become a Member, shall be eligible to become a Member of the Plan on the next Enrollment Date.

2.02    Membership
        A Covered Employee who is eligible to become a Member under
        Section 2.01 shall become a Member on the first Enrollment Date coinciding with or following the date he properly submits at least three weeks prior to the Enrollment Date the enrollment form or forms prescribed by the Pension Committee on which he:
        (a)   makes the election described in Section 3.01;
        (b)   authorizes the Employer to reduce his Compensation;
        (c)   makes an investment election; and
        (d)   names a Beneficiary.

        The Deferred Cash Contributions elected by the Member shall begin with the first day of the payroll period beginning approximately three weeks after the date he files the prescribed form or forms; provided, however, such day shall not precede an Enrollment Date.

2.03    Transferred Members
        A Member who remains in the employ of the Employer or an Affiliated Employer but ceases to be a Covered Employee shall continue to be a Member of the Plan but shall not be eligible to have Deferred Cash Contributions made on his behalf while his employment status is other than as a Covered Employee. In the event the Member again becomes a Covered Employee, he shall be eligible to have Deferred Cash Contributions made on his behalf by submitting the enrollment forms prescribed by Section 2.02.

2.04    Termination of Membership
        A Member's membership shall terminate on the date he terminates employment with the Employer or an Affiliated Employer unless the Member is entitled to benefits under the Plan, in which event his membership shall terminate when those benefits are distributed to him.


Article 3.  Contributions

3.01    Deferred Cash Contributions
        (a)   A Member may elect on the form or forms filed under Section
              2.02 to reduce his Compensation payable while a Member by not less than 1% and not more than 20%, in multiples of 1%, and have that amount contributed to the Plan by the Employer as

                                     -26-                                  -8-
              Deferred Cash Contributions in a manner to be determined by the
              Pension Committee.  Any Deferred Cash Contributions elected under this Section 3.01 shall be allocated to the Member within the Plan Year for which they are contributed and shall be paid to the Trustees as soon as such amounts can reasonably be
              segregated from the Employer's general assets.  Deferred Cash
              Contributions shall be further limited as provided in Sections
              3.01(b), 3.05 and 3.06.
        (b)   Any provision of this Plan to the contrary notwithstanding, no
              Employer shall be permitted:
              (i)    During any calendar year, to make with respect to such
                     calendar year, Deferred Cash Contributions on behalf of
                     a Member under the Plan that, when combined with the
                     Member's elective deferrals under any other plans,
                     contracts, or arrangements described in Section
                     1.402(g)-1(b) of the Income Tax Regulations, will exceed
                     $7,000, as indexed for such year under Section 402(g)(5)
                     of the Code; and
              (ii)   With respect to any given pay period or group of pay
                     periods as determined by the Pension Committee within a
                     given calendar year, to make Deferred Cash Contributions
                     to the Plan on behalf of a Member who is a Highly
                     Compensated Employee that will exceed the prorated
                     portion of the Contribution Limit then in effect for
                     that Member for the given pay period or group of pay
                     periods.
        (c)   In the event any amount of Deferred Cash Contributions made on behalf of a Member for a calendar year exceeds the limitation specified in Section 3.01(b)(i) for such calendar year, such excess amount (hereafter described for purposes of this
              Section, as "excess deferrals"), as adjusted for any income or loss allocable thereto in accordance with Income Tax
              Regulations shall, to the extent possible, be distributed to such Member as provided in subparagraphs (i), (ii) and (iii)
              below:
              (i)    At a date not later than the March 1st of the calendar
                     year immediately following the calendar year to which
                     such excess deferrals are attributable, any Member to
                     whom this Section 3.01(c) applies may notify, in
                     writing, the Pension Committee by submitting a form as
                     may be provided by the Pension Committee which shall
                     specify the amount of the Member's excess deferrals for
                     the given calendar year and shall contain a certified
                     statement by the Member indicating that if such amount
                     is not distributed, such excess deferrals will exceed
                     the limit imposed on the Member by Section 402(g) of the
                     Code for the year in which the Deferred Cash
                     Contributions occurred.  Notwithstanding the foregoing,
                     in the event a Member has excess deferrals in a given
                     year calculated by taking into account Deferred Cash
                     Contributions made on his behalf and his elective
                     deferrals under all other plans, contracts or

                                     -27-                                  -9-
                     arrangements maintained by the Employer or an Affiliated
                     Employer, the Member will be deemed to have notified the
                     Pension Committee in the manner provided in this
                     subparagraph.
              (ii)   At a date not later than the April 15 of the calendar
                     year immediately following the calendar year to which
                     such excess deferrals are attributable, the Plan may
                     distribute to the Member the amount of the excess
                     deferrals allocated to the Plan and Earnings.  Any
                     excess deferrals distributed pursuant to this
                     subparagraph are to be included in the gross income of
                     the Member for the year to which such excess deferrals
                     relate.  Any Earnings distributed pursuant to this
                     subparagraph are to be included in the gross income of
                     the Member for the year in which the Earnings are
                     distributed.  In making a distribution as permitted
                     under this Section, the Employer shall specifically
                     designate the distribution as that consisting of excess
                     deferrals within the meaning of Section 402(g)(1) of the
                     Code.  Any distribution of less than the entire amount
                     of excess deferrals plus Earnings shall be treated as a
                     pro rata distribution of such excess deferrals and
                     Earnings.
              (iii)  To the extent provided by the Secretary of the Treasury or his delegate, such excess deferrals distributed
                     pursuant to this Section 3.01(c) are to be taken into
                     account for purposes of applying the actual deferral
                     percentage test specified in Section 3.05 (except if
                     such excess is both prohibited under Section 401(a)(30)
                     of the Code and is attributable to an Employee who is
                     not a Highly Compensated Employee), and for any other
                     purpose of the Code which may be prescribed by the
                     Secretary of the Treasury or his delegate.  No
                     corrective distribution under this section shall be
                     recognized for purposes of determining whether the
                     minimum distribution requirements of Section 401(a)(9)
                     of the Code are satisfied with respect to any Member.
              (iv)   Any distribution in accordance with this Section 3.01(c)
                     shall be made without regard to any notice or consent
                     otherwise required under Sections 411(a)(11) or 417 of
                     the Code.
        (d)   Deferred Cash Contributions constitute Employer contributions under the Plan and are intended to qualify as elective
              contributions under Section 401(k) of the Code.  Deferred Cash
              Contributions may be made only with respect to an amount which the Member could otherwise elect to receive in cash and which is not currently available to the Member as of the date an election specified in this Section 3.01 is made.  Any Deferred
              Cash Contributions made on behalf of a Member in any given Plan
              Year that is taken into account for purposes of the actual deferral percentage limitation described in Section 3.05 shall be attributable to services performed by the Member in such

                                     -28-                                 -10-
              Plan Year and shall relate to Compensation which would have been paid in such Plan Year (or within 2-1/2 months after such
              Plan Year) but for the deferral election.

3.02    Rollover Contributions
        With the permission of the Pension Committee and without regard to any limitations on contributions set forth in Section 3.05 or 3.06, the Plan may receive from a Member, or a Covered Employee who has not yet met the eligibility requirements for membership, a check made payable to the Plan which represents an amount previously received by the Member or Covered Employee from a qualified plan (either directly or indirectly), provided that such amount is eligible to be rolled over to a qualified trust in accordance with Section 402(c) of the Code and the Member or Covered Employee provides evidence satisfactory to the Pension Committee that such amount qualifies for rollover treatment. The Pension Committee may require the Member or Covered Employee to provide an opinion of counsel satisfactory to the Pension Committee that amounts to be rolled over meet the requirements of this section. The Rollover Contributions must be paid to the Trustee on or before the 60th day after the day the amounts were received by the Member or the Covered Employee.

3.03    Change in Contributions
        The percentage of Compensation designated by a Member under Section
        3.01 shall remain in effect, notwithstanding any change in his Compensation, until the Member elects to change such percentage. Subject to the provisions of Section 3.01, a Member may change the percentage of the Deferred Cash Contributions made on his behalf by giving at least three weeks notice to the Employer on the form prescribed by the Pension Committee. The changed percentage shall become effective no later than the first day of the payroll period after the expiration of the notice period.

3.04    Suspension of Contributions
        (a) A Member may suspend the Deferred Cash Contributions made on his behalf under Section 3.01. To suspend such contributions, the Member must give at least three weeks prior written notice to the Employer on the form prescribed by the Pension Committee. The suspension of Deferred Cash Contributions shall become effective no later than the first day of the payroll period beginning after the expiration of the notice period.
        (b) A Member who has suspended the Deferred Cash Contributions made on his behalf may apply to the Pension Committee to again have his Compensation reduced in accordance with an election satisfying the requirements under Section 3.01. The election to have Deferred Cash Contributions resumed shall become effective no later than the first day of the payroll period next following three weeks after the election was submitted to the Pension Committee.




                                     -29-                                 -11-
3.05    Limitations Affecting Highly Compensated Employees
        (a)   Limitation Based on Actual Deferral Percentage:  The Actual
              Deferral Percentage for Highly Compensated Employees who are
              Members or eligible to become Members shall not exceed the
              Actual Deferral Percentage for all other Employees who are
              Members or eligible to become Members multiplied by 1.25.  If the Actual Deferral Percentage for Highly Compensated Employees
              does not meet the foregoing test, the Actual Deferral
              Percentage for Highly Compensated Employees may not exceed the
              Actual Deferral Percentage for all other Employees who are
              Members or eligible to become Members by more than two
              percentage points, and the Actual Deferral Percentage for
              Highly Compensated Employees may not be more than 2.0 times the
              Actual Deferral Percentage for all other Employees.  The
              Pension Committee may, from time-to-time, establish a
              Contribution Limit and may adopt such rules as it sees fit to assist the Plan in complying with the requirements of
              Section 401(k)(3) of the Code and to equalize the effect of the
              Contribution Limit.  If the Pension Committee determines that the limitation under this Section 3.05(a) has been exceeded in any Plan Year, the following provisions shall apply:
              (i)    The amount of Deferred Cash Contributions made on behalf
                     of some or all Highly Compensated Employees for the Plan
                     Year shall be reduced, until the provisions of this
                     paragraph are satisfied, by levelling the highest
                     deferral percentage rates elected by the Highly
                     Compensated Employees.  Such deferral percentage rates
                     shall be rounded to the nearest one-hundredth of one
                     percent of the Member's Statutory Compensation.
              (ii)   Deferred Cash Contributions subject to reduction under
                     this Section 3.05(a) ("excess contributions") and
                     Earnings shall be paid to the Member before the close of
                     the Plan Year following the Plan Year in which the
                     excess contributions were made and, to the extent
                     practicable, within 2-1/2 months of the close of the
                     Plan Year in which the excess contributions were made.
                     However, any excess contributions for any Plan Year
                     shall be reduced by any Deferred Cash Contributions
                     previously returned to the Member under Section 3.01(c)
                     for that Plan Year.
        (b)   In making a distribution under this Section, the Pension
              Committee shall specifically designate such distribution as a distribution consisting of excess contributions and Earnings.
              Any distribution of less than the entire amount of excess
              contributions and Earnings shall be treated as a pro rata
              distribution of such excess contribution and Earnings.
        (c)   Except as otherwise provided by the Secretary of the Treasury or his delegate, any excess contributions be taken into account for purposes of determining the Member's annual additions
              limitation as provided in Section 3.06 and shall be taken into account for purposes of Section 404 of the Code,
              notwithstanding the correction of such excess amounts by

                                     -30-                                 -12-
              distribution.  No corrective distribution under this Section shall be recognized for purposes of determining whether the minimum distribution requirements of Section 401(a)(9) of the
              Code are satisfied with respect to any Member.
        (d)   Any distribution in accordance with this Section shall be made without regard to any notice or consent otherwise required under Sections 411(a)(11) or 417 of the Code.
        (e)   If any Highly Compensated Employee is either (i) a 5% owner, or
              (ii) one of the top 10 Highly Compensated Employees on the
              basis of Statutory Compensation, then any benefit or
              contribution paid to or made on behalf of any member of his
              "family" (spouse, lineal ascendant or descendant and their spouses) shall be deemed paid to or made on behalf of such
              Highly Compensated Employee for purposes of Section 3.05(a), to the extent required under regulations prescribed by the
              Secretary of the Treasury or his delegate under Section 401(k)
              of the Code.  Any return of excess contributions required under
              Section 3.05(a) with respect to the family group shall be made in accordance with such regulations.  The total benefit shall then be apportioned among the Highly Compensated Employees and the members of his family in a manner determined by the Pension
              Committee, which shall be uniformly applicable to all Employees similarly situated.
        (f)   If any Highly Compensated Employee is a member of another
              qualified plan of the Employer or an Affiliated Employer under which Deferred Cash Contributions are made on behalf of the
              Highly Compensated Employee, the Committee shall implement rules, which shall be uniformly applicable to all Employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section.
        (g)   If two or more plans of the Employer to which cash or deferred contributions, matching contributions, Employee contributions or all of them, are made and treated as one plan for the
              purposes of Code Section 401(a)(4) of the Code or Section
              410(b) (other than for purposes of Code Section
              410(b)(2)(A)(ii)), such plans shall be treated as one plan for the purposes of determining the limitation on Highly
              Compensated Employees under Section 3.05.
        (h)   Any provision of this Article 3 to the contrary
              notwithstanding, the provisions of Section 3.05 shall be deemed to include the provisions of Sections 401(k)(3) of the Code and
              Section 1.401(k)-1(b) of the Income Tax Regulations which are incorporated herein by reference.

3.06    Maximum Annual Additions
        (a) The annual addition to a Member's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of
              Section 415 of the Code, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliated Employer, shall not exceed an amount which is equal to the lesser of:

                                     -31-                                 -13-
              (i) 25% of his remuneration (as hereinafter defined) for that
              Plan Year, or (ii) $30,000, as adjusted by applying the
              Adjustment Factors to years up to and including the given Plan
              Year.
        (b)   For purposes of this Section, the "annual addition" shall be the sum of the following amounts to the extent allocated to the
              Member's Accounts under the Plan or to his account under such other plan or plans described below:
              (i)    The total contributions, including Deferred Cash
                     Contributions made on the Member's behalf by the
                     Employer or an Affiliated Employer;
              (ii)   All Member contributions, exclusive of any Rollover
                     Contributions;
              (iii)  Reallocated forfeitures; and
              (iv)   Amounts allocated to an individual medical account, as
                     defined in Section 415(l)(2) of the Code, as part of a
                     pension or annuity plan and amounts derived from
                     contributions paid or accrued which are attributable to
                     post-retirement medical benefits described in Section
                     419A(d) of the Code, under a welfare benefit fund (as
                     defined in Section 419(e) of the Code) maintained by the
                     Employer or an Affiliated Employer.
        (c)   For purposes of this Section, the term "remuneration" with respect to any Member shall mean Statutory Compensation
              determined, however, after any reduction of Compensation
              pursuant to Section 3.01 or pursuant to a cafeteria plan as described in Section 125 of the Code.
        (d)   In the event that a Member's total annual additions for any limitation year exceed the limitations of Section 3.06(a)
              because of a reasonable error in estimating a Member's
              Compensation, a reasonable error in determining the amount of
              Deferred Cash Contributions that a Participant may make within the limitations of Section 3.06(a), or due to such other facts and circumstances as the Commissioner of Internal Revenue finds justifiable, his total annual additions shall be reduced in the following order until such limitations are met:
              (i)    After-tax Member contributions made in the limitation
                     year under any other plan maintained by the Employer or
                     Affiliated Employer shall be returned to the Member in
                     accordance with the provisions of such plan to the
                     extent necessary to meet the above limitations;
              (ii)   The Deferred Cash Contributions made on the Member's
                     behalf in the limitation year shall be distributed to
                     the Member.
              The Pension Committee may change the order of the reductions listed above in any manner which, in the judgment of the
              Pension Committee, is in the Member's best interest.
        (e)   If a Member is also a member in a defined benefit plan
              maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year after 1982 shall not exceed 1.0.  The defined benefit plan fraction for any limitation year is a fraction,

                                     -32-                                 -14-
              the numerator of which is the projected annual benefit of the
              Member under such plan (determined as of the close of the
              limitation year), and the denominator of which is the lesser of
              1.25 times the dollar limit in Section 415(b)(1)(A) of the Code or 1.4 times 100% of the Member's average remuneration over that period of consecutive calendar years (not more than three)
              during which his remuneration was the highest.  The defined contribution plan fraction for any limitation year is a
              fraction the numerator of which is the sum of the annual
              additions on behalf of the Member under the Plan and any other defined contribution plan or plans maintained by the Employer as of the close of the year and the denominator of which is the sum of 1.25 times the maximum dollar limit or 1.4 times the maximum percentage limit, whichever is smaller on a year-by-
              year basis, which could have been made under Section 415(c) of the Code for such year and for each prior year of service with the Employer, subject to any transition adjustments allowed by law and adopted by the Pension Committee.  Any adjustment
              necessary to comply with the limitations of Section 3.06(e)
              shall be made in the Member's benefit payable under the defined benefit plan.

3.07    Return of Contributions
        (a) Any provision of the Plan to the contrary notwithstanding, the total contributions made by the Employer with respect to any Plan Year, when added to any other contributions made by the Employer to a plan qualified under Section 401(a) of the Code, shall not exceed such amount which is deductible for such Plan Year pursuant to Sections 404(a)(3) or 404(a)(7) of the Code. In any event, all contributions for a Plan Year shall be paid within the regular or extended time for filing the Employer's federal income tax return for the fiscal year which includes the Plan Year end.
        (b) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If it is determined that all or part of the Employer's contributions to the Plan are not currently deductible under Section 404 of the Code, the Employer shall direct the Trustee to return the nondeductible portion of the contribution to the Employer without interest but reduced by any investment loss attributable to the nondeductible contribution. The return shall be made within one year after the contribution is determined to be nondeductible.
        (c) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.
        (d)   In the event that the Deferred Cash Contributions made under
              Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.07, the elections to reduce Compensation which were made by Members on whose behalf those

                                     -33-                                 -15-
              contributions were made, to the extent the elections apply to amounts returned, shall be void retroactively to the beginning of the period for which those contributions were made.  The
              Deferred Cash Contributions so returned shall be distributed in cash to those Members for whom those contributions were made.
              In the event the Pension Committee determines that an amount to be deferred pursuant to the election provided in Section 3.01 would cause the Employer's contributions under this and/or any other tax-qualified retirement plan maintained by the Employer or an Affiliated Employer to exceed the applicable deduction limits contained in Section 404 of the Code, or to exceed the maximum annual addition determined with respect to a Member in accordance with Section 3.06, the Pension Committee may, in its discretion, authorize a suspension or reduction of Deferred
              Cash Contributions in accordance with rules promulgated by the
              Pension Committee.


Article 4.  Investment of Contributions and Accounts; Valuation

4.01    Investment Funds
        (a) Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Pension Committee, from time to time.
        (b) The Trustee may keep such amounts of cash as the Pension Committee, in its sole discretion, shall deem necessary or advisable as part of the Funds, all within the limitations, if any, specified in the trust agreement.
        (c) Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the Funds shall be reinvested in the respective Fund.

4.02    Investment of Members' Accounts
        A Member or Covered Employee making a Rollover Contribution shall make one investment election which shall apply to all contributions to be made to the Deferred Account and, if there is no separate election, to the Rollover Account maintained on his behalf under the Plan. Such investment elections shall be furnished to the Pension Committee and shall specify, in 10% increments from 0% to 100%, the percentage of all future contributions to be invested in the Investment Funds then offered under the Plan. Such elections shall remain in effect until changed in accordance with Section 4.04.

4.03    Responsibility for Investments
        Each Member and Covered Employee is solely responsible for the selection of his investment option. The Trustee, the Pension Committee, the Employer, and the directors, officers, supervisors and other employees of the Employer are not empowered to advise a Member or Covered Employee as to the manner in which his Accounts shall be invested. The fact that an Investment Fund is available for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

                                     -34-                                 -16-
4.04    Change of Election
        A Member may change his investment election with respect to future
        Deferred Cash Contributions at any time by giving notice to the
        Trustee in the form and manner prescribed by the Pension Committee.
        The changed investment election shall be made in the same manner as elections under Section 4.02 and shall become effective as of the business day on which the completed election is submitted to the
        Trustee or as of the next following business day, in accordance with procedures established by the Trustee and communicated to Members.
        Any election under this Section 4.04 shall remain in effect until changed by another election under this Section.

4.05    Reallocation of Accounts Among the Funds
        A Member or Covered Employee with a Rollover Account maintained on his behalf may elect to reallocate his Accounts among the Investment Funds. Such election to reallocate shall specify, in 1% increments from 0% to 100%, the percentage of his entire Account balance to be invested in the Investment Funds then offered under the Plan or the dollar amount to be exchanged out of an Investment Fund and into one or more Investment Funds then offered under the Plan. The reallocation election shall be furnished to the Trustee and shall be effective as of the business day on which the completed election is submitted to the Trustee or as of the next following business day, in accordance with procedures established by the Trustee and communicated to Members and Covered Employees with Accounts maintained under the Plan. Such election shall remain in effect until changed by another election under this Section. Subject to
        Section 5.02, a Member or Covered Employee may make the reallocation election at any time by giving notice in the form and manner prescribed by the Pension Committee and communicated to Members and Covered Employees with Accounts maintained under the Plan.

4.06    Limitations Imposed by Contract
        Notwithstanding anything in Article 4 to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Member or Covered Employee under any other provisions of this Plan with respect to such contributions.

4.07    Valuation of the Investment Funds
        The Trustee shall value the Investment Funds on the Valuation Date and at such other date or dates deemed necessary by the Pension Committee. On each Valuation Date there shall be allocated to the Accounts of each Member his proportionate share of the increase or decrease in the fair market value of his Accounts in each of the Funds, based on the fair market value of the Funds on said Valuation Date.

4.08    Discretionary Power of the Pension Committee
        The Pension Committee reserves the right to change from time to time the procedures used in valuing the Accounts or crediting or debiting

                                     -35-                                 -17-
        the Accounts if it determines, after due deliberation and upon the advise of counsel and/or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of the Accounts.  In the event of a conflict between the provisions of Article 4 and such new administrative procedures, the new administrative procedures shall prevail.

4.09    Statement of Accounts
        At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts.


Article 5. Zurn Stock Fund

The provisions of this Article shall become applicable to the extent to which Accounts under the Plan are invested in the Zurn Stock Fund.

5.01    Establishment of Zurn Stock Fund
        Effective February 1, 1996 or as soon thereafter as is practicable and consistent with sound administration, the Pension Committee shall make available under the Plan an Investment Fund which shall consist exclusively of Common Stock; provided, however, that a portion not exceeding ten percent (10%) of the fair market value of the Fund may be held in short-term interest-bearing investments or cash pending purchase of Common Stock and to provide sufficient liquidity for exchanges out of the Fund, withdrawals and loans. Such Investment Fund shall be referred to as the "Zurn Stock Fund". Except as otherwise provided in this Article 5, a Member or Covered Employee shall be permitted to invest all or a portion of the contributions made on his behalf and/or his Accounts in the Zurn Stock Fund in accordance with the provisions of Article 4. Unless otherwise limited under the terms of the trust agreement, the Trustee may purchase or sell Common Stock on the open market or by privately-negotiated transaction; provided however, that any such purchase or sale shall be made only in exchange for fair market value as determined by the Trustee and, provided further that, except for purchases or sales of Common Stock on a stock exchange registered with the Securities and Exchange Commission, no commission shall be charged or paid with respect to any purchase or sale of Common Stock by the Trustee. Any distributions, dividends or other income received by the Trustee with respect to the Zurn Stock Fund shall be reinvested by the Trustee in the Zurn Stock Fund.

5.02 Restrictions on Transfer and Withdrawal of Amounts Invested in Zurn Stock Fund
        (a) The restrictions in Section 5.02(b) shall apply to that portion of Accounts maintained on behalf of Members, Covered Employees, Beneficiaries and Alternate Payees which are invested in the Zurn Stock Fund and, if and to the extent necessary, any election made by a Member, Covered Employee, Beneficiary or Alternate Payee under the Plan shall be deemed modified to be consistent with this Section 5.02.

                                     -36-                                 -18-
        (b)   Notwithstanding the provisions of Sections 4.02 and 4.05 and
              Articles 7 and 8:
              (i)    No Member, Covered Employee, Beneficiary or Alternate
                     Payee shall, on the basis of material nonpublic
                     information with respect to the Company or its
                     affiliates, make an election permitted by those Sections
                     or Articles if (A) such election would result in an
                     exchange into or out of, loans from, withdrawals from,
                     or an increase or decrease in the amount of
                     contributions to the Zurn Stock Fund, and (B) the
                     transaction resulting from such election is prohibited
                     by Rule 10b-5.
              (ii)   No officer shall make an election permitted by those
                     Sections or Articles if such election would result in a
                     transaction involving the Zurn Stock Fund which is not
                     an exempt transaction pursuant to Rule 16b-3.
        (c)   For purposes of this Section 5.02, the terms "Rule 10b-5" and
              Rule 16b-3" shall mean the rules, as amended, having those designations promulgated by the United States Securities and
              Exchange Commission pursuant to the Securities Exchange Act of
              1934, as amended, and the terms "affiliate" and "officer" shall have the meanings set forth in Rule 12b-2 and Rule 16a-1(f), respectively, both as so promulgated and amended.

5.03    Voting of Common Stock
        (a) Each Member, Covered Employee, Beneficiary or Alternate Payee who has an Account maintained on his behalf with an investment in the Zurn Stock Fund shall have the following powers and responsibilities:
              (i) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each person described in Section 5.03(a), a copy of the proxy solicitation material for such meeting, together with a form requesting confidential voting instructions for the voting of the Common Stock held in the Zurn Stock Fund in proportion to the number of units of the Zurn Stock Fund held by such a person's Accounts. Upon receipt of such a person's instructions, the Trustee shall then vote in person, or by proxy, such Common Stock as so instructed.
              (ii) The Company shall cause the Trustee to furnish, as soon as practicable after receipt by the Trustee, to each person described in Section 5.03(a) notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Common Stock made to the Trustee. The Trustee shall request from each such person instructions as to the tendering or exchanging of Common Stock held in the Zurn Stock Fund in proportion to the number of units of the Zurn Stock Fund held by such a person's Accounts. Within the time specified by the notice of any tender or exchange offer for, or request or invitation for tenders or exchanges of,

                                     -37-                                 -19-
                     Common Stock, the Trustee shall tender or exchange such
                     Common Stock as to which the Trustee has received
                     instructions to tender or exchange from the persons
                     described in Section 5.03(a).
              (iii)  Instructions received from the persons described in
                     Section 5.03(a) by the Trustee regarding the voting,
                     tendering, or exchanging of Common Stock held in the
                     Zurn Stock Fund shall be held in strictest confidence
                     and shall not be divulged to any other person, including
                     directors, officers or employees of the Company, except
                     as otherwise required by law, regulation or lawful
                     process.
        (b)   The Trustee shall vote Common Stock for which the Trustee does not receive affirmative direction in accordance with the
              instructions of the Pension Committee.  Common Stock for which the Trustee does not receive affirmative direction to tender or exchange shall not be tendered or exchanged.


Article 6.  Vested Portion of Accounts

6.01    Deferred Account and Rollover Account
        Members and Covered Employees having Rollover Accounts maintained on their behalf shall at all times be 100% vested in, and have a nonforfeitable right to, their Deferred Accounts and their Rollover Accounts.


Article 7.  Withdrawals While Still Employed

7.01    Withdrawal of Rollover Contributions
        Subject to the provisions of Section 7.04, an active Employee who meets the hardship criteria of Section 7.03 (treating as ineffective for this purpose the last sentence of Section 7.03(c)) may elect to make a cash withdrawal from his Rollover Account.

7.02    Withdrawal After Age 59-1/2
        Subject to the provisions of Section 7.04, an active Employee who shall have attained age 59-1/2 as of the effective date of any withdrawal pursuant to this Section may elect a withdrawal of all or part of his Rollover Account or his Deferred Account. The withdrawal may be in cash or, to the extent the Rollover Account or Deferred Account is invested in the Zurn Stock Fund, in shares of Common Stock not to exceed the whole number of shares represented by the proportion of the units of the Zurn Stock Fund in the Employee's Rollover Account or Deferred Account to the total number of units of the Zurn Stock Fund then outstanding.

7.03    Hardship Withdrawal
        (a) Subject to the provisions of Section 7.04, a Member may elect to make a cash withdrawal of his Deferred Cash Contributions (without any earnings) provided that he furnishes proof of

                                     -38-                                 -20-
              "hardship" satisfactory to the Pension Committee in accordance with the provisions of Sections 7.03(b) and (c).
        (b)   As a condition for hardship there must exist with respect to the Member an immediate and heavy financial need to draw upon his Accounts.  The Pension Committee shall presume the
              existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:
              (i)    Medical expenses described in Section 213(d) of the Code
                     incurred by the Member, his spouse or any of his
                     dependents (as defined in Section 152 of the Code) or
                     expenses necessary for these persons to obtain medical
                     care described in Section 213(d) of the Code; or
              (ii)   Costs directly related to the purchase of a principal
                     residence of the Member (excluding mortgage payments);
                     or
              (iii)  Payment of tuition and related educational fees for a period not to exceed 12 months of post-secondary school
                     education of the Member, his spouse, children or
                     dependents; or
              (iv)   Payment of amounts necessary to prevent eviction of the
                     Member from his principal residence or to avoid
                     foreclosure on the mortgage on his principal residence;
                     or
              (v)    The inability of the Member to meet such other expenses,
                     debts or other obligations recognized by the Internal
                     Revenue Service as giving rise to immediate and heavy
                     financial need for purposes of Section 401(k) of the
                     Code.
              In evaluating the relevant facts and circumstances, the Pension
              Committee shall act in a nondiscriminatory fashion and shall treat uniformly those Members who are similarly situated.  The
              Member shall furnish to the Pension Committee such supporting documents as the Pension Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the
              Pension Committee.
        (c)   As a condition for a hardship withdrawal, the Member must
              certify (i) that the requested withdrawal is necessary to
              satisfy the financial need described in Section 7.03(b) and
              (ii) that the need cannot reasonably be relieved  (A) through reimbursement or compensation by insurance or otherwise; (B) by reasonable liquidation of the Member's assets or the assets of the Member's spouse and minor children reasonably available to the Member, (C) by cessation of Deferred Cash Contributions under the Plan, or (D) by other distributions or nontaxable (at the time of the loan) loans from the Plan or other plans of the
              Employer or by borrowing from commercial sources on reasonable commercial terms.  For purposes of the foregoing, a need shall not reasonably be relieved by any of the actions described in
              (A), (B), (C) or (D) if a Member demonstrates, to the
              satisfaction of the Pension Committee, that the effect would be to increase the amount of the need.  The Member shall furnish to the Pension Committee such supporting documents as the

                                     -39-                                 -21-
              Pension Committee may request in accordance with uniform and nondiscriminatory rules prescribed by the Pension Committee.
              If the Member's certification and supporting documents are satisfactory to the Pension Committee in both form and
              substance and the Pension Committee has no actual knowledge contradicting the Member's certification and supporting
              documents, the Pension Committee shall find that the requested withdrawal is necessary to meet the Member's financial need.
              Notwithstanding the foregoing, as a condition of receiving a hardship withdrawal, a Member's Deferred Cash Contributions shall be suspended for a period of at least 12 months after the date the Member receives the hardship distribution.
        (d)   The Pension Committee shall have full discretionary authority to modify the provisions of Section 7.03 provided that any modification shall be evidenced by a writing in the
              administrative record of the Pension Committee, shall be
              consistently applied and shall not operate so as to reduce or eliminate any benefit protected under Section 411(d)(6) of the
              Code that has accrued as of the date of modification.

7.04    Procedures and Restrictions
        To make a withdrawal, at least 30 days' prior written notice shall be given to the Pension Committee. A withdrawal shall be effective as of the date specified in the written notice (provided such date occurs on or after the expiration of the notice period) and shall be based upon the applicable Account(s) as of the Valuation Date. Not more than two withdrawals may be made in any Plan Year except that a withdrawal under Section 7.03 may be made in addition to any other withdrawal made during the Plan Year. The minimum withdrawal shall be $500 or the total value of the Vested Portion of the Accounts maintained on behalf of the person making the withdrawal which are available for withdrawal, if less. The amount of the withdrawal shall be allocated among the Investment Funds as determined by the person making the withdrawal. All payments under this Article shall be made as of the effective date of the withdrawal.


Article 8.  Loans to Members

8.01    Amount Available
        (a) Subject to the provisions of Article 8, a Member who is an Employee (and who is not on leave of absence or layoff) may borrow an amount from his Accounts which, when added to the outstanding balance of any other loans to the Member from the Plan, does not exceed the lesser of: (i) 50% of the Vested Portion of his Accounts; or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Member from the Plan during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Member from the Plan on the date on which the loan is made. Notwithstanding the foregoing, any Plan loan is contingent upon the eligible Member making written

                                     -40-                                 -22-
              application to the Pension Committee on such forms as may be provided by the Pension Committee and upon the Pension
              Committee's approval of such application under such rules as it shall adopt.  The minimum loan shall be $1,000.  Solely for purposes of Article 8, an Employee who is not a Member but who
              has made a Rollover Contribution pursuant to Section 3.03 shall be considered a "Member" of the Plan.
        (b)   The interest rate to be charged on loans shall be determined as of the beginning of the month in which the Member's loan
              application is received by the Pension Committee and shall be
              1% plus the prime rate of interest charged by persons in the business of lending money for loans of similar purpose and duration.  The interest rate so determined shall be fixed for the duration of each loan.
        (c)   The amount of the loan is to be transferred from the Investment
              Funds in which the Member's Accounts are invested to a "Loan
              Fund" for the Member under the Plan.  The Loan Fund shall
              consist solely of the amount transferred to the Loan Fund and such amount shall be invested solely in the loan made to the
              Member.  The amount transferred to the Loan Fund shall be held as security for the loan.  Payments of principal on the loan will reduce the amount held in the Member's Loan Fund.  Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the
              Member's then effective investment election.

8.02    Terms
        (a) In addition to such rules as the Pension Committee, in its discretion, may adopt, all loans shall comply with the following terms and conditions:
              (i) An application for a loan by a Member shall be made in writing to the Pension Committee, whose action in approving or disapproving the application shall be final;
              (ii) Each loan shall be evidenced by a promissory note payable to the Plan;
              (iii) The period of repayment for any loan shall be arrived at by mutual agreement between the Pension Committee and the Member, but that period shall not exceed five years unless the loan is to be used in conjunction with the purchase of the principal residence of the Member, in which case the period shall not exceed ten years;
              (iv) Payments of principal and interest will be made by payroll deductions implemented by the Employer or Affiliated Employer or in such manner as may be agreed to by the Member and the Pension Committee; provided, however, that any repayment arrangement shall require repayment in substantially level amounts, made no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;
              (v) A loan may be prepaid in full as of any date without penalty;

                                     -41-                                 -23-
              (vi)   No more than one loan may be made to a given Member in
                     any calendar year;
              (vii)  No more than two loans may be outstanding at any given time; and
              (viii) The Pension Committee may require Members to pay a
                     reasonable fee to defray administrative costs associated
                     with each loan.
        (b)   If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may
              execute upon its security interest in the Member's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Member's Accounts until such time as a distribution of the Member's Accounts could otherwise be made under the Plan.  In the event a Member on whose behalf a Plan loan is outstanding transfers employment to an
              Affiliated Employer and such loan is not transferred to a
              qualified plan under which such Affiliated Employer
              participates, such Affiliated Employer shall accept, to the extent applicable under the terms of the loan agreement, the duties and obligations of the Employer under the repayment terms of the loan agreement.
        (c)   Any additional rules, procedures or restrictions applicable to the administration of the loan program and which may be
              required to be set forth in writing to satisfy the requirements of Title 29 of the Code of Federal Regulations
              Section 2550.408b-1(d) shall be contained in the application and disclosure forms provided to prospective loan applicants by the Pension Committee.  Such further documentation is hereby incorporated into the Plan by reference, and the Pension
              Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate.


Article 9.  Distribution of Accounts Upon Termination of Employment

9.01    Eligibility
        Upon a Member's termination of employment with all Employers and Affiliated Employers, the Vested Portion of his Accounts, as determined under Article 6, shall be distributed as provided in this Article.

9.02    Form of Distribution
        Distribution of the Vested Portion of a Member's Accounts shall be made to the Member, or to his Beneficiary in the event of death, in a cash lump sum; provided, however, that the Member or Beneficiary may elect to have the Vested Portion of the Accounts maintained on his behalf which is, as of the time of distribution, invested in the Zurn Stock Fund, paid in shares of Common Stock not to exceed the whole number of shares represented by the proportion of the units of the Zurn Stock Fund in the Member's Accounts to the total number of units of the Zurn Stock Fund then outstanding.


                                     -42-                                 -24-
9.03    Date of Payment of Distribution
        (a)   In the event of the termination of the Member's employment with all Employers and Affiliated Employers, the Member, or his
              Beneficiary in the event of death, shall be paid the Vested
              Portion of the Member's Accounts in the form of a lump sum if the fair market value of such Vested Portion is not currently, and was not at the time of any prior distribution, in excess of
              $3,500.  If, as of the time of any distribution, the fair
              market value of the Vested Portion of the Member's Accounts exceeds $3,500, the Member may elect payment of such Vested
              Portion upon termination.  In lieu thereof, a Member may elect to defer payment of such amount until a later date by giving written notice to the Pension Committee on a form designated for that purpose.  Subject to the terms of Section 9.04, the failure of any Member to make an election with respect to
              Accounts, the Vested Portion of which have a fair market value in excess of the $3,500 threshold, shall be deemed to be an election by the Member to defer payment of such Vested Portion.
              All determinations of fair market value under this Article 9 shall be made as of the applicable Valuation Date.
              Notwithstanding the foregoing, distribution of the Vested
              Portion of a Member's Accounts shall be made no later than the sixtieth (60th) day after the latest of the close of the Plan
              Year in which (i) the Member attains his Normal Retirement Age, or (ii) the Member terminates employment with all Employers and
              Affiliated Employers, unless the Member specifically elects to defer distribution until a later date permitted under
              Section 9.04.
        (b)   The Pension Committee shall notify a Member or Beneficiary of his election right under Section 9.02 and, in the case of a
              Member who may defer payment of the Vested Portion of his
              Accounts in accordance with Section 9.03(a), his right to defer payment.  Such notification shall be provided to a Member or
              Beneficiary as soon as administratively practicable following termination or retirement, but not less than 30 days before the account is distributed without the Member's or Beneficiary's affirmative election to be paid the Vested Portion of the
              Member's Accounts.  A Member's or Beneficiary's affirmative election to be paid the Vested Portion of the Member's Accounts may be implemented by the Pension Committee less than 30 days after the Member or Beneficiary receives the notice provided under this Section 9.03(b).
        (c)   Notwithstanding any provision of the Plan to the contrary, a
              Distributee may elect, subject to rules adopted by the Pension
              Committee which shall be consistent with income tax
              regulations, to have any portion of an Eligible Rollover
              Distribution paid directly to an Eligible Retirement Plan
              specified by the Distributee in a direct rollover to such plan.
              The Pension Committee shall notify a Distributee of his right to elect a direct rollover.  Such notice shall be provided to the Distributee as soon as administratively practicable
              following the event which gives rise to the Distributee's

                                     -43-                                 -25-
              rights under this Section but not less than 30 days before the account is distributed without the Distributee's affirmative election to make or not make a direct rollover.  A
              Distributee's affirmative election to make or not make a direct rollover may be implemented by the Pension Committee less than
              30 days after the Distributee receives such notice of his
              direct rollover rights, but only if the Pension Committee
              notifies the Distributee that he has the right to consider the decision of whether or not to elect a direct rollover for up to
              30 days.  A Distributee who is eligible for an automatic lump sum distribution under Section 9.03(a) and who has been given a timely notice and explanation of the election to have his
              Eligible Rollover Distribution paid to an Eligible Retirement
              Plan, will be presumed to have elected to have his benefit paid directly to him if the Distributee fails to make the election within 31 days of being notified of his rights to make the election.  Notwithstanding the provisions of this Section, in the event the provisions of Section 9.03(c) should not be
              required as a condition for plan qualification under Section
              401(a) of the Code, it shall automatically be deemed null, void, and of no force or effect.  For purposes of this Section:
              (i)    The term "Distributee" shall mean an Employee or former
                     Employee.  In addition, such an individual's surviving
                     spouse or such an individual's spouse or former spouse
                     who is an alternate payee within the meaning of Section
                     414(p)(8) of the Code are Distributees with respect to
                     the interest of the spouse or former spouse.
              (ii)   The term "Eligible Rollover Distribution" shall mean any
                     distribution of all or any portion of the balance to the
                     credit of the Distributee other than (A) any
                     distribution that is one of a series of substantially
                     equal periodic payments made for the life, or life
                     expectancy, of the Distributee or the joint lives, or
                     joint life expectancies, of the Distributee and his
                     beneficiary, or for a specified period of ten years or
                     more, (B) any distribution to the extent such
                     distribution is required under Section 401(a)(9) of the
                     Code, and (C) the portion of any distribution that is
                     not includible in gross income.
              (iii)  The term "Eligible Retirement Plan" shall mean an
                     individual retirement account or annuity, as described
                     in Sections 408(a) and 408(b) of the Code, respectively,
                     an annuity plan described in Section 403(a) of the Code,
                     or a qualified trust described in Section 401(a) of the
                     Code that accepts the Distributee's Eligible Rollover
                     Distribution.  However, in the case of an Eligible
                     Rollover Distribution to a surviving spouse, an
                     "Eligible Retirement Plan" is an individual retirement
                     account or annuity.




                                     -44-                                 -26-
9.04    Required Distributions
        (a)   In no event shall the provisions of this Article operate so as to allow the distribution of a Member's Accounts to begin later than the April 1st following the calendar year in which he attains age 70-1/2.
        (b)   In the event a Member is an Employee and is required to begin receiving payments under the provisions of Section 9.04(a), the
              Member shall receive a lump sum distribution, made in
              accordance with Section 9.02, on or before the date specified in Section 9.04(a).  The amount of the lump sum shall be equal to the fair market value of the Vested Portion of the Member's
              Accounts.  Thereafter, in each distribution calendar year, the
              Plan shall distribute to the Member a lump sum payment made in accordance with Section 9.02 which shall be equal to the fair market value of the Vested Portion of the Member Accounts which accrued during such calendar year.  The commencement of
              payments under Section 9.04 while a Member is an Employee shall be considered an Annuity Starting Date for purposes of Section
              72, Section 401(a)(11) and Section 417 of the Code.
        (c)   Except as provided under Section 9.03(a), a distribution to a
              Beneficiary shall be made as soon as administratively
              practicable following the Member's date of death.  In no event shall distribution to a Beneficiary be made later than the
              December 31 of the calendar year which contains the fifth
              anniversary of the Member's death.

9.05    Distributions Under a Qualified Domestic Relations Order
        (a) The Pension Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under such orders which are deemed to be qualified domestic relations orders. Such procedures shall be in writing and shall comply with the provisions of
              Section 414(p) of the Code.
        (b) Upon determination by the Pension Committee that a domestic relations order is a "qualified domestic relations order" as described in Section 414(p) of the Code, the following shall apply:
              (i) If the fair market value of the vested interest to be distributed to an Alternate Payee does not exceed $3,500, such vested interest shall be paid to the Alternate Payee in the form of a cash lump sum. Such payment shall be made as soon as practicable following the creation of such Alternate Payee's interest.
              (ii) If the fair market value of the vested interest to be distributed to an Alternate Payee exceeds $3,500, the Alternate Payee may elect to be paid such vested interest as soon as administratively practicable in the form of a cash lump sum or may elect to receive the fair market value of such vested interest in a cash lump sum at any time after the "earliest retirement age" described in Section 414(p)(4)(B) of the Code.


                                     -45-                                 -27-
        (c)   To the extent that, because of a qualified domestic relations order, more than one individual is to be treated as a
              Beneficiary of a Member, the total amount payable from the Plan as a result of the death of the Member shall not exceed the amount that would be payable if there were only one
              Beneficiary.

9.06    Status of Accounts Pending Distribution
        Until distributed under Section 9.03, 9.04 or 9.05, the Accounts of Members, Beneficiaries and Alternate Payees shall continue to be invested as part of the assets of the Plan. A Member or an Alternate Payee may reallocate the Account(s) maintained on his behalf among the Investment Funds offered under the Plan. A Beneficiary shall not be permitted to reallocate the Accounts of a deceased Member among such Investment Funds.

9.07    Proof of Death and Right of Beneficiary or Other Person
        The Pension Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Pension Committee may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.08    Distribution Limitation
        Notwithstanding any other provision of this Article 9, all distributions from the Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.


Article 10.  Administration of Plan

10.01   Appointment of Pension Committee
        The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be placed in a Pension Committee of not less than three persons appointed, together with the chairman of the Pension Committee, from time to time by the Board of Directors to serve at the will of the Board of Directors. Any member of the Pension Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Pension Committee. The chairman of the Pension Committee shall serve as secretary or shall appoint a secretary who may, but need not, be one of the members of the Pension Committee. The members of the Pension Committee may appoint from their number such subcommittees with such powers as they shall determine, provided such powers are consistent with the provisions of Section 10.02, and may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Pension Committee unless the

                                     -46-                                 -28-
        Pension Committee's power is expressly limited herein or by operation of law.  Unless otherwise delegated by the Pension Committee, the
        Pension Committee shall be the Plan "Administrator", as such term is defined in Section 3(16) of ERISA.

10.02   Powers of Pension Committee
        The Pension Committee shall have sole and absolute discretion to interpret and apply the provisions of the Plan to determine the rights and status of Covered Employees, Members and all others under the Plan, to decide disputes arising under the Plan, and to make any determinations and findings of fact with respect to benefits payable hereunder and the persons entitled thereto as may be required for any purpose under the Plan. Without limiting the generality of the above, the Pension Committee is hereby granted the following authority which it shall discharge in its sole and absolute discretion in accordance with Plan provisions as interpreted by the Pension Committee:
        (a) To make all determinations of fact relating to the eligibility of any Employee to become a Member, to make Deferred Cash
              Contributions and to receive distributions from the Plan.
        (b)   To authorize the Trustee to make payment of benefits from the trust fund to Members, Alternate Payees and Beneficiaries
              entitled to such benefits under the Plan and to establish procedures governing the manner in which such authorizations will be made.
        (c) To develop procedures for the establishment and verification of service and Compensation of Members, and, after affording Members and the Employer an opportunity to make objection with respect thereto, to establish such facts conclusively from time to time in advance of retirement.
        (d) To obtain from the Employer, Members, Alternate Payees and Beneficiaries such information as shall be necessary for the proper administration of the Plan.
        (e) To establish rules and procedures relating to the administration of the Plan and the transaction of its business and to enforce the rules and procedures in the manner in which it sees fit.
        (f) To retain counsel, employ agents and provide for such clerical, accounting and consulting services as may be necessary or appropriate in connection with the administration of the Plan.
        (g) To perform all reporting and disclosure requirements imposed upon the Plan by ERISA, the Code, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, or any other lawful authority.
        (h) To ensure that procedures are established which are sufficient to safeguard the confidentiality of information relating to the purchase, holding, and sale of Common Stock held in the Zurn Stock Fund and the exercise of voting, tender, and similar rights with respect to Common Stock held in the Zurn Stock Fund and to ensure that such procedures are being followed.
        (i) To appoint and remove an independent Fiduciary for the purpose of carrying-out activities relating to any situations which the

                                     -47-                                 -29-
              Pension Committee determines involves an unreasonable potential for undue Employer influence with regard to the direct or
              indirect exercise of shareholder rights with respect to Common
              Stock holdings in the Zurn Stock Fund.
        (j)   To take such steps as it, in its discretion, considers
              necessary or appropriate to remedy any inequity under the Plan that results from incorrect information received or
              communicated or as the consequence of administrative error.
        (k)   To correct any defect, reconcile any inconsistency or supply any omission under the Plan.
        (l)   To allocate among its members or, except as provided otherwise herein, to delegate to other persons all or a portion of its powers and duties as it sees fit.
        (m)   To exercise such other authority and responsibility as is
              specifically assigned to it under the terms of the Plan and to perform any other acts necessary to the performance of its powers and duties.
        All powers of the Pension Committee shall be exercised in a uniform manner consistent with all provisions of the Plan unless the power is being exercised in order to correct or reconcile provisions which are inconsistent.

10.03   Individual Accounts
        The Pension Committee shall maintain, or cause to be maintained, records showing the individual balances in each Account maintained on behalf of Members and other persons under the Plan. However, maintenance of those records and Accounts shall not require any segregation of the funds of the Plan.

10.04   Meetings
        The Pension Committee shall hold meetings upon such notice, at such place or places, and at such time as it may from time to time determine.

10.05   Action of Majority
        Any act which the Plan authorizes or requires the Pension Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Pension Committee and shall have the same effect for all purposes as if assented to by all members of the Pension Committee at the time in office. All decisions of the Pension Committee, including those regarding the facts of any case, the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding upon the Employer, Covered Employees, Members, Alternate Payees, Beneficiaries and all other persons, subject to the provisions of Section 12.06. Any action taken by the Pension Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Pension Committee as to payments or distributions from the trust fund not theretofore made pursuant to such action; and appropriate adjustments may be made in

                                     -48-                                 -30-
        future payments or distributions to a Member, Alternate Payee or
        Beneficiary to offset any excess payment or make up for any underpayment previously made to such Member, Alternate Payee or
        Beneficiary from the trust fund.  No ruling or decision of the
        Pension Committee in any one case shall create a basis for an adjustment in any other case prior to the date of written filing of each specific claim.

10.06   Compensation and Bonding
        No member of the Pension Committee shall receive any compensation from the assets of the trust fund for his services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.07   Prudent Conduct
        The members of the Pension Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct in a similar situation.

10.08   Service in More Than One Fiduciary Capacity
        Any individual, entity or group of persons may serve in more than one Fiduciary capacity with respect to the Plan or the funds of the Plan.

10.09   Limitation of Liability
        The Employer, the Board of Directors, the members of the Pension Committee, its delegates and appointees or any other person who may be determined to be a Fiduciary, other than persons who are independent of the Employer and are rendering services to or with respect to the Plan, and any officer or employee of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

10.10   Indemnification
        The members of the Pension Committee, its delegates and appointees or any other person who may be determined to be a Fiduciary, other than persons who are independent of the Employer and are rendering services to or with respect to the Plan, the Board of Directors and the officers or employees of the Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failures to act made in bad faith. The foregoing indemnification shall be paid from any insurance purchased by, or on behalf of, the Employer for this

                                     -49-                                 -31-
        purpose and, to the extent of any deductible amount from the insurance coverage, excess of an insured amount or any uninsured amount from the assets of the Employer, the Company or the Company's wholly-owned subsidiaries; otherwise, from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law.

10.11   Delegation of Fiduciary Responsibility
        Any named Fiduciary may, by an instrument in writing filed with the Plan records, delegate a Fiduciary responsibility which it is obligated to discharge to another person or party who shall, as a consequence, be a Fiduciary; provided, however, that no such delegation shall contravene the provisions of ERISA nor conflict with a prior, written determination by the Pension Committee or the Company that certain duties and responsibilities are nondelegable.


Article 11.  Management of Funds

11.01   Trust Agreement
        All the funds of the Plan shall be held by the Trustee appointed from time to time by the Pension Committee under a trust agreement adopted, or as amended, by the Pension Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Pension Committee shall establish the funding policy of the Plan, which shall set forth the current liquidity needs and investment philosophy, and which shall be communicated from time to time to the Trustee and any investment manager appointed pursuant to Section 11.03. However, no person or entity other than the Plan shall have any liability for the payment of benefits under the Plan.

11.02   Exclusive Benefit Rule
        Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan; provided, however, the Vested Portion of the Accounts maintained on behalf of a Member, Covered Employee, Alternate Payee, or Beneficiary shall be escheated to the state of such person's last known address in the United States of America no later than the last date prescribed by such state's statutes pertaining to the disposition of unclaimed property if the whereabouts of such person or his Beneficiary has been unknown to the Pension Committee or its delegates and appointees for the time period
        specified in such statutes.   No person shall have any interest in or
        right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.03   Appointment of Investment Manager
        The Pension Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage all or part of the assets of the Plan, including the power to

                                     -50-                                 -32-
        acquire and dispose of said assets, as the Pension Committee shall designate.  In that event authority over and responsibility for the management of the assets so designated shall be the sole
        responsibility of that investment manager.

11.04   Expenses of Plan
        All reasonable expenses, taxes and fees of the Plan, the Committee and the Trustee incurred in the administration of the Plan and trust fund (other than taxes on remuneration for providing services to the Plan and expenses incurred for which a fee is paid) shall be paid from the trust fund; provided, however, that the obligation of the trust fund to pay such expenses, taxes and fees shall cease to exist to the extent that the same are paid, at the discretion of the Employer, by the Employer.


Article 12.  General Provisions

12.01   Nonalienation
        Neither the trust fund nor any benefit or Account held under the Plan shall in any manner be liable for or subject to the debts or liabilities of any Member, Beneficiary or Alternate Payee. No right or benefit under the Plan shall at any time be subject to alienation, sale, transfer, assignment, pledge or encumbrances of any kind and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:
        (a) Creates for, or assigns to, an Alternate Payee the right to receive all or a portion of the Member's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that Alternate Payee;
        (b)   Is made pursuant to a State domestic relations law;
        (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and
        (d) Otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined in accordance with Section 9.05.

12.02   Conditions of Employment Not Affected by Plan
        The establishment and maintenance of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of an Employer or Affiliated Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Member or potential Member of the Plan.

12.03   Facility of Payment
        If the Pension Committee shall find that a Member, Beneficiary or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Pension Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be

                                     -51-                                 -33-
        paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides.  Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.04   Information
        Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Pension Committee the information that it shall require to establish his rights and benefits under the Plan. The Pension Committee and any member, delegate or appointee thereof shall be entitled to rely on the correctness of any information furnished by the Employer, Trustee, Members, Alternate Payees and Beneficiaries.

12.05   Construction
        (a) The Plan shall be construed, regulated and administered under ERISA and the laws of the Commonwealth of Pennsylvania, except where ERISA controls.
        (b) The masculine pronoun shall mean the feminine wherever appropriate.
        (c) Any terms defined in the singular shall mean the plural wherever appropriate.
        (d) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

12.06   Benefit Claim Appeals
        Claims for benefits under the Plan shall be filed on forms prescribed by the Pension Committee. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after the application therefor is filed. This response deadline may be extended for another 90 days in special cases provided the claimant is notified of the delay and the reasons therefor. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, the explanation as to how the claimant can perfect the claim shall be provided. Any Employee, former Employee, Beneficiary or Alternate Payee who has been denied a benefit or feels aggrieved by any other action of the Employer, the Pension Committee or the Trustee shall have the right, to be exercised by written application filed with the Pension Committee within 60 days after receipt of notice of the denial of such claim, to request a review of such claim. A request for review which is not timely filed shall be barred. A claimant's request for review may contain such additional information and comments as the claimant may wish to present. The Pension Committee shall reconsider the claim in the light of such additional information and comments as the claimant may have presented, and, if the claimant shall have so requested, shall afford him or his designated representative a hearing before the Pension Committee. The Pension Committee shall also permit the claimant or his designated representative to review pertinent documents in its

                                     -52-                                 -34-
        possession, including copies of the Plan document and information provided by the Employer relating to the claim.  The Pension
        Committee shall make a final determination with respect to the claim as soon as practicable, although not later than 60 days after the receipt of the aforesaid request for review.  This 60-day period may be extended under special circumstances, such as the necessity for holding a hearing, but in no event beyond the expiration of 120 days after the receipt by the Pension Committee of such request for review.  Notice of the final determination of the Pension Committee shall be furnished to the claimant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of this Plan upon which the decision is based.  The decision of the
        Pension Committee in such case shall be final and binding on the
        Employer, the claimant, all persons claiming by or through the claimant, all Employees, Members, Alternate Payees, Beneficiaries and
        all other persons.

12.07   Severability
        If any provision of this Plan is held to be invalid or unenforceable, such determination shall not affect the other provisions of this Plan. In such event, this Plan shall be construed and enforced as if such provision had not been included herein.

12.08   Employer Records
        The records of a Member's Employer shall be presumed to be conclusive of the facts concerning his employment or non-employment, Hours of Service, Years of Eligibility Service and Compensation unless shown beyond a reasonable doubt to be incorrect.

12.09   Application of Plan Provisions
        This Plan shall be binding on all Members, Alternate Payees and Beneficiaries and upon heirs, executors, administrators, successors, and assigns of all persons having an interest herein. The provisions of the Plan in no event shall be considered as giving any such person any legal or equitable right against the Employer or an Affiliated Employer, any of its officers, Employees, directors, or shareholders, or against the Trustee, except such rights as are specifically provided for in the Plan or hereafter created in accordance with the terms of the Plan.


Article 13.  Amendment, Merger and Termination

13.01   Amendment of Plan
        The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. Any such amendment shall be expressed in an instrument executed, adopted or ratified by the Board of Directors, or executed by such Board's delegate. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to,

                                     -53-                                 -35-
        purposes other than for the exclusive benefit of persons entitled to benefits under the Plan.  No amendment shall be made which has the effect of (i) decreasing the balance of the Accounts of any Member,
        Beneficiary or Alternate Payee, (ii) eliminating an optional form of benefit in a manner contrary to Section 411(d)(6) of the Code and regulations promulgated thereunder, or (iii) reducing the
        nonforfeitable percentage of the balance of any Accounts below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.  In the event an amendment is made that changes the schedule of vesting under the Plan, each Member having not less than three Years of Vesting Service shall be permitted to elect, within 60 days after the later of: (i) adoption of the amendment; (ii) the effective date of the amendment; or (iii)
        the date on which the Member receives written notice of such amendment, to have his nonforfeitable benefits computed under the
        Plan without regard to such amendment.

13.02   Merger, Consolidation or Transfer
        The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

13.03   Additional Participating Employers
        (a) If any company is or becomes a subsidiary of or associated with the Company or any of its subsidiaries or associated companies, the Pension Committee may designate such company as an Employer upon appropriate action necessary to adopt the Plan being taken by that company. In that event, or if any persons become Covered Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Pension Committee shall determine to what extent, if any, previous service with the subsidiary, associated or other company shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.
        (b) Any Employer may terminate its participation in the Plan upon appropriate action by it. In that event, the funds of the Plan held on account of Members in the employ of that Employer, and any unpaid balances of the Accounts of all Members who have separated from the employ of that Employer, shall be determined by the Pension Committee. Those funds shall be distributed as provided in Section 13.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Pension Committee, continuing the Plan as a separate plan for the

                                     -54-                                 -36-
              employees of the former Employer under which the board of
              directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of a plan administrator.

13.04   Termination of Plan
        (a) The Board of Directors may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.
        (b) Upon termination of the Plan, Accounts maintained on behalf of Members, Beneficiaries and Alternate Payees shall be distributed to such persons as soon as administratively practicable, provided that (i) neither the Employer nor an Affiliated Employer establishes or maintains a "successor plan" within the meaning of Section 1.401(k)-1(d)(3) of the Income Tax Regulations, and (ii) payment is made in the form of a lump sum distribution. If Accounts are not distributable in accordance with the preceding sentence, such Accounts shall be maintained in a manner consistent with Income Tax Regulations.

13.05   Distribution of Accounts Upon a Sale of Assets
        Upon the disposition by the Employer, to an unrelated entity, of substantially all of the assets (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations) used by the Employer in a trade or business, Accounts maintained on behalf of Members may be distributed to those Members who continue in employment with the unrelated entity acquiring such assets, provided that (a) the Employer continues to maintain the Plan, (b) the unrelated entity acquiring such assets does not maintain the Plan, and (c) payment is made to the Member in the form of a lump sum distribution.

13.06   Distribution of Accounts Upon a Sale of a Subsidiary
        Upon the disposition of the Employer by its owner to an unrelated entity of the owner's majority ownership interest in the Employer (within the meaning of Section 1.401(k)-1(d)(4) of the Income Tax Regulations), Accounts maintained on behalf of Members may be distributed to those Members who continue in employment with such subsidiary, provided that (a) the Employer continues to maintain the Plan, (b) the unrelated entity acquiring such subsidiary does not maintain the Plan, and (c) payment is made to the Member in the form of a lump sum distribution.







                                     -55-                                 -37-
Article 14.  Top-Heavy Provisions

The terms of this Article shall become applicable under the circumstances described in this Article. In the event that the terms contained in this Article are inconsistent with the terms contained in the remainder of the Plan, the terms contained in this Article shall take precedence.

14.01   Top-Heaviness Defined
        (a) For purposes of this Article, the Plan shall be "top-heavy" if, as of the Determination Date:
              (i) The value of the aggregate of the Account Balances under the Plan for Key Employees exceeds 60% of the value of the aggregate of the Account Balances under the Plan for all Key Employees and Non-Key Employees; or
              (ii) The Plan is part of a Required Aggregation Group, and the sum of the present values of the cumulative Account Balances and the aggregate present values of accrued benefits of Key Employees in all plans in the Required Aggregation Group exceeds 60% of a similar sum determined for all Key Employees and Non-Key Employees. Notwithstanding the results of the said 60% test, the Plan shall not be considered "top-heavy" for any Plan Year in which the Plan is in a Required Aggregation Group or the Employer elects to treat the Plan as a part of a Permissive Aggregation Group and such group is not determined to be "top-heavy".
        (b) For purposes of this Article, the following terms shall have the meanings assigned to them in this Section 14.01(b):
              (i) Account Balance means the sum of (i) the balance of a Member's Accounts as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date, and (ii) the value of any contributions actually made after the Valuation Date but on or prior to the Determination Date. The term shall include the aggregate distributions made with respect to such Member under the Plan during the five-year period ending on the Determination Date but shall not include any qualifying rollover distributions, or similar transfers, initiated by the Employee, and shall not include the account balance of a Non-Key Employee who was a Key Employee for any prior Plan Year, or the account balance of any Member who has not performed services for the Employer during the five-year period ending on the Determination Date.
              (ii) Defined Benefit Plan means a qualified pension plan which is not a Defined Contribution Plan; however, in the case of a Defined Benefit Plan which provides a benefit which is based partly on the balance of the separate account of a Member, that plan shall be treated as a Defined Contribution Plan to the extent benefits are based on the separate account of a Member and as a


                                     -56-                                 -38-
                     Defined Benefit Plan with respect to the remaining
                     portion of the benefits under the plan.
              (iii)  Defined Contribution Plan means a qualified plan which provides for an individual account for each Member and
                     for benefits based solely upon the amount contributed to
                     the Member's account, and any income, expenses, gains
                     and losses, and any forfeitures of accounts of other
                     Members which may be allocated to that Member's
                     accounts, subject to Section 14.01(b)(ii).
              (iv)   Determination Date means the last day of the Plan Year
                     preceding the Plan Year in question, or in the case of
                     the first Plan Year, the last day of that Plan Year.
              (v)    5% Owner of the Employer means any person who either
                     directly or constructively (as defined in Section 318 of
                     the Code) owns more than 5% of either the value of the
                     outstanding stock of the Employer or the total combined
                     voting power of all of the Employer's stock.
              (vi)   Employee includes such Beneficiary or Beneficiaries who
                     obtain an interest in the Plan by Beneficiary
                     designation, will, devise or through the laws of
                     intestacy.
              (vii)  Key Employee means any Employee or former Employee who participated in the Plan at any time during the Plan
                     Year ending on the Determination Date, or during any of
                     the four preceding Plan Years, and was:
                     (A)   An Officer of the Employer with Statutory
                           Compensation from the Employer greater than 50% of
                           the amount in effect under Section 415(b)(1)(A) of
                           the Code;
                     (B)   A 5% Owner of the Employer;
                     (C)   One of the Top Ten Owners of the Employer; or
                     (D)   A 1% Owner of the Employer having Statutory
                           Compensation from the Employer or an Affiliated
                           Employer of more than $150,000.
                           The term shall also include Beneficiaries of Key
                           Employees.
              (viii) Non-Key Employee means any Employee who is not a Key
                     Employee.
              (ix)   Officer means an Employee who, at any time during the
                     Plan Year or any four preceding Plan Years, served as an
                     administrative executive for the Employer or an
                     Affiliated Employer on a regular and continuous basis
                     and during the applicable year had Statutory
                     Compensation from the Employer or an Affiliated Employer
                     greater than 50% of the amount in effect under Section
                     415(b)(1)(A) of the Code.  The maximum number of
                     Employees who shall be deemed to be Officers for
                     purposes of this Article shall be the lesser of:
                     (A)   50, or
                     (B)   The greater of three, or 10% of all Employees.
                     If the actual number of officers of the Employer exceeds
                     the maximum number of Employees who are deemed to be

                                     -57-                                 -39-
                     Officers hereunder, the maximum number of Officers for
                     purposes of this Article shall include those Officers
                     who had the highest one-year Statutory Compensation
                     while serving as an officer of the Employer during any
                     applicable Plan Year.
              (x)    1% Owner of the Employer means any person, who either
                     directly or constructively (as defined in Section 318 of
                     the Code) owns more than 1% of either the outstanding
                     stock of the Employer or the total combined voting power
                     of all of the Employer's stock.
              (xi)   Permissive Aggregation Group means each plan in the
                     Required Aggregation Group and any other Defined Benefit
                     Plan and Defined Contribution Plan of the Employer or an
                     Affiliated Employer with contributions or benefits at
                     least comparable to the contributions or benefits under
                     the Plan in which all members are Non-Key Employees, if
                     the resulting aggregation group continues to meet the
                     requirements of Section 401(a)(4) and 410 of the Code.
              (xii)  Required Aggregation Group includes:
                     (A)   Each Defined Benefit Plan and Defined Contribution
                           Plan of the Employer or an Affiliated Employer,
                           regardless of whether the Plan terminated within
                           the past five years, in which a Key Employee is a
                           Member; and
                     (B)   Each other Defined Benefit Plan and Defined
                           Contribution Plan of the Employer or an Affiliated
                           Employer which enables any plan described in
                           Section 14.01(b)(xii)(A), to meet the requirements
                           of Section 401(a)(4) or 410 of the Code.
              (xiii) Top Ten Owner means the ten Employees who:
                     (A)   Directly or constructively (as defined in Section
                           318 of the Code), own both more than 1/2%
                           ownership interest in value of the Employer and
                           all Affiliated Employers, and the largest
                           percentage ownership interest in value of the
                           Employer and all Affiliated Employers; and
                     (B)   During the applicable year, have Statutory
                           Compensation from the Employer or an Affiliated
                           Employer greater than 100% of the amount in effect
                           under Section 415(c)(1)(A) of the Code.

14.02   Employer Contributions
        The following provisions shall be applicable to Members for any Plan Year with respect to which the Plan is top-heavy:
        (a) If the required minimum contribution is not provided by the Plan for any Member who is a Non-Key Employee, then in each Plan Year, in addition to the contributions otherwise provided under the Plan, the Employer shall make contributions on behalf of any such Member, or each Employee eligible to become a Member, who is a Non-Key Employee and who has not separated from service as of the last day of the Plan Year (regardless of (i) whether the Non-Key Employee has less than 1,000 Hours of

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              Service, (ii) whether his Compensation is below any stated
              level, (iii) whether he declines to make a mandatory contribution, or (iv) whether he elects to make tax-deferred contributions) which, when added to the Employer contributions (as determined without reference to Deferred Cash Contributions) otherwise allocated on his behalf for the Plan Year will be equal to a percentage of the Member's Compensation for the Plan Year, that percentage to be the lesser of 3% or the percentage rate, determined for the Key Employee for whom that percentage is the highest, equivalent to the fraction the numerator of which is the contribution made on behalf of that Key Employee by the Employer and the Member's Deferred Cash Contributions and the denominator of which is the Compensation of the Key Employee for that Plan Year.
        (b) For purposes of Section 14.02, all Defined Contribution Plans required to be included in a Required Aggregation Group shall be treated as one plan. Section 14.02 shall not apply if the Plan is required to be included in a Required Aggregation Group under Section 14.01 and if the Plan enables a Defined Benefit Plan required to be included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code.
        (c) Notwithstanding the foregoing provisions, no minimum contribution shall be made with respect to a Member, or an Employee eligible to become a Member, if the required minimum benefit under Section 416(c)(1) of the Code is provided under an Employer sponsored Defined Benefit Plan. In the case of Employees covered under both the Plan and any Defined Benefit Plan maintained by the Employer, the Defined Benefit Plan shall provide the top heavy minimum benefit which shall be offset by any Employer contributions, other than Deferred Cash Contributions, provided under the Plan.

IN WITNESS WHEREOF, Zurn Industries, Inc. has caused this Plan to be executed by its duly authorized officer on this 7th day of December, 1995.


ATTEST:                                 ZURN INDUSTRIES, INC.



/s/ Dennis Haines                       By: /s/ James A. Zurn

                                             Senior Vice President and
                                        Its: Chairman-Pension Committee









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